UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2010 (January 31, 2010)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
(Address of principal executive offices, including zip code)

Second Floor, 9 Lower Bridge Street, Chester, UK CH1 1RS
(Former principal executive offices)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The resignations of each of Ian Warwick, Chief Executive Officer and director of Aftersoft Group, Inc. (“Aftersoft” or the “Company”), and Simon Chadwick, Chief Operating Officer and director of the Company, which were previously disclosed on a Current Report on Form 8-K filed by the Company on January 22, 2010, became effective on January 31, 2010.

In addition, the appointment of Michael Jamieson as the Company’s Interim CEO is effective as of February 1, 2010.

As previously disclosed, Mr. Jamieson will also be nominated to the Company’s Board of Directors, to stand for election at the Company’s upcoming Annual Meeting of Stockholders, which has been set for April 21, 2010.  There is no arrangement or understanding between Mr. Jamieson and any other person pursuant to which he was selected as an officer.

Mr. Jamieson, age 42, previously served as Chief Operating Officer and a director of Aftersoft, from December 2005 through March 2007.  Mr. Jamieson has served as Managing Director of Aftersoft's subsidiary, MAM Software Ltd., since 2004.  Mr. Jamieson joined MAM in 1991 in its installation and configuration department and has held a number of positions within MAM's implementation and support departments until his appointment as Department Manager for Workshop and Bodyshop Systems in 1995. Mr. Jamieson was promoted to the position of Associate Director of Workshop and Bodyshop Systems in 2002 before taking his current role as Managing Director in 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 2, 2010		Aftersoft Group, Inc.

/s/ Charles F. Trapp
	By:	Name: Charles F. Trapp Title: Chief Financial Officer